EXHIBIT 10.1

PREMIER FINANCIAL CORP.

EMPLOYEE SHARE PURCHASE PLAN

PREMIER FINANCIAL CORP.

EMPLOYEE SHARE PURCHASE PLAN

As Amended and Restated, Effective October 25, 2022

______________________

ARTICLE I.      PURPOSE AND COMMITMENT

1.1            Purpose. The purpose of the Premier Financial Corp. Employee Share Purchase Plan (formerly known as the Premier Financial Corp. Employee Investment Plan) (the “Plan”) is to make available to Eligible Employees of Premier Financial Corp. (the “Corporation”) and its Subsidiaries (the Corporation and each such Subsidiary company are hereinafter referred to as “Employer”) (employees of the Corporation and each such Subsidiary are hereinafter sometimes referred to as the “Employees”) a means of purchasing Shares of Common Shares at market prices current at the time of purchase through regular payroll deductions.

1.2            Voluntary Participation. Participation in the Plan is entirely voluntary, and the Corporation makes no recommendations to Employees as to whether they should or should not participate.

ARTICLE II.      DEFINITIONS

Capitalized terms used in this Plan that are not defined elsewhere shall have the meaning set forth below. Each defined term used in this Agreement shall have a comparable meaning when used in its plural or singular form.

2.1            “Affiliate” means any person who directly or indirectly through one or more intermediaries controls, or is controlled by, or is under common control with the Corporation, within the definition thereof set forth in Rule 405 of the Securities and Exchange Commission.

2.2            “Beneficiary” means the person(s) who is entitled to receive amounts under the Plan upon the death of a Participant.

2.3            “Common Shares” means shares of the Corporation’s common stock, 0.01$ par value.

2.4            “Employee” has the meaning set forth in Section 1.1, provided, such term shall not include any person who is a member of a collective bargaining unit and who is covered by a collective bargaining agreement which does not provide for coverage of such person under this Plan.

2.5            “Participant” means an Eligible Employee under the Plan who elects to have payroll deductions withheld under the Plan for the purpose of purchasing Common Shares.

2.6            “Plan” means the Premier Financial Corp. Employee Share Purchase Plan, as set out in this document and as it may be amended from time to time.

2.7            “Subsidiary” of the Corporation means any business entity that is controlled by the Corporation directly, or indirectly through one or more intermediaries.

ARTICLE III.      ELIGIBILITY

All permanent full-time and permanent part-time Employees of the Employer who have attained the age of 18 and have been employed by the Employer for at least six months (“Eligible Employees”) are eligible to participate in the Plan at their election. Notwithstanding the foregoing, if any Employee otherwise eligible to participate in the Plan is employed in any state of the United States where it is not legal for the Employer to make deductions from Participant’s pay as hereinafter provided, such Employee shall not be eligible to participate.

ARTICLE IV.      ENROLLMENT IN THE PLAN

4.1            Participation. An Eligible Employee, at such individual’s election, may enroll as a Participant by completing the applicable enrollment steps and documentation (the “Enrollment Forms”) made available to Employees through the employee interface component of the Employer’s human resource information system on the Employer’s intranet site. Enrollment shall become effective as soon as administratively feasible after the Enrollment Forms are properly completed and submitted to and received by the Corporation through the human resource information system.

4.2            Termination of Participation. Enrollment in the Plan by a Participant will terminate upon any of the following: (i) the election of the Participant to both cease further payroll deductions in accordance with Article VII and to remove all Common Shares currently held in the Plan (either by transfer or sale) by contacting the Plan Manager, (ii) termination of Eligible Employee status in accordance with Article VIII, or (iii) termination of the Plan by the Corporation in accordance with Article X. A Participant who ceases further payroll deductions, but retains Common Shares in the Plan and who remains an Eligible Employee, may continue to be a Participant in the Plan. If at any time a Participant has ceased participation through payroll deductions and holds no Common Shares in the Plan, the Plan Manager may remove said individual as a Participant in the Plan.

4.3            Risk of Participation. There is no guarantee under the Plan against loss because of fluctuations in the market price of the Common Shares. In seeking the benefits of Common Share ownership, each Participant also must accept the risks.

ARTICLE V.      CONTRIBUTIONS BY EMPLOYER

As an added incentive, the Employer will contribute an amount equal to 15% of each of the Participant’s actual payroll deductions up to $150 per month toward the purchase of Common Shares of the Corporation during the period such Participant is enrolled in the Plan.

ARTICLE VI.      OPERATION OF THE PLAN

6.1            Appointment. The Corporation has designated Broadridge Corporate Issuer Solutions, Inc. (“Broadridge”) with its principal office located at 51 Mercedes Way, Edgewood, NY 11717, as Plan Manager (the “Plan Manager”) to open and maintain accounts in the names of Participants and to make purchases of Common Shares of the Corporation on the open market through brokers for the accounts of Participants. Nothing herein shall restrict the substitution by the Corporation in its discretion of a firm other than Broadridge as Plan Manager under this Plan, or the right of Broadridge to terminate its services as Plan Manager under this Plan.

6.2            Administrative Charges. The Corporation shall pay (i) the Plan Manager’s administrative charges for opening and maintaining Participant accounts; and (ii) the commissions on purchases made from amounts deducted from the pay of Participants who have opened accounts and from amounts contributed by the Employer.

6.3            Deductions. The Employer deducts funds from each Participant’s pay as authorized and forwards the total of amounts deducted for all Participants, together with the Employer’s contribution, to the Plan Manager, accompanied by a list of Participants and the amount allocable to the account of each Participant. The Employer may forward such deducted amounts to the Plan Manager at such times and at such frequency as Employer determines from time to time but in no event less frequently than monthly. Where funds have been deducted for a Participant before a form of notice of termination or revision is received by the Corporation or a Participant’s termination otherwise pursuant to Section 4.2 is effective, such funds, together with the applicable Employer contributions, will be forwarded to the Plan Manager in accordance with the procedures specified hereinabove, and the Participant’s termination in the Plan shall be effective only as to deductions made subsequent to such termination.

6.4            Reimbursements. For ease of administration, all such funds are forwarded to the Plan Manager through and by the Corporation which may or may not advance payroll deductions and/or Employer contributions on behalf of Subsidiaries before such funds have been transmitted to the Corporation by all Subsidiaries. In any case, the Corporation is reimbursed for any such advances or payments directly or indirectly under arrangements between it and its Subsidiaries who have Participants in the Plan.

6.5            Purchase of Common Shares. When the funds are received from the Corporation, the Plan Manager promptly purchases on the open market as many full Common Shares as the aggregate funds will allow. The number of Common Shares purchased depends upon the market price of the Common Shares at the time such purchases are made. Purchases are allocated by the Plan Manager at the average cost thereof to the accounts established in proportion to the respective amount received for each Participant’s account. Allocation is made in full Common Shares and in fractional interests in Common Shares to the fourth decimal.

ARTICLE VII.      PAYROLL DEDUCTIONS

7.1            Contribution. The Participant shall specify the amount to be withheld from Participant’s pay using the Enrollment Forms with a minimum of $30 per month and a maximum of $5,000 per month, and the deduction amount must be in even dollar amounts, provided, however, that the maximum amount the Employer will contribute is $150 per month in accordance with the provisions of Article V of this Plan.

7.2            Withdrawal of Participant. Payroll deductions remain effective until a Participant’s participation in the Plan is terminated pursuant to Section 4.2. The Enrollment Forms may be revised or terminated at any time by the Participant through the employee interface component of the Employer’s human resource information system on the Employer’s intranet site or by submitting a written request to the Corporation through the human resources department of the applicable Subsidiary or the Corporation. The accumulated payroll deductions held on behalf of a Participant in the Participant’s notional account that have not been used to purchase Common Shares will be refunded to the Participant as soon as administratively practicable.

7.3            Termination of Participation. A Participant who ceases further payroll deductions but who remains an Eligible Employee may continue as a Participant in the Plan, with all rights described in Article IX, so long as the individual remains an Eligible Employee, until such individual requests that the Plan Manager close the individual’s Plan account.

ARTICLE VIII.      TERMINATION OF EMPLOYMENT, CHANGE IN EMPLOYMENT STATUS

8.1            Termination of Employment for Any Reason Other Than Death. Upon termination of a Participant’s employment for any reason, including disability, or retirement, or a change in the Participant’s employment status following which the Participant is no longer an Eligible Employee, the Participant will be deemed to have withdrawn from the Plan and the payroll deductions in the Participant’s notional account (that have not been used to purchase Common Shares) shall be refunded to the Participant in accordance with Section 7.2, and the Participant’s option to purchase Common Shares under this Plan shall be automatically terminated. A Participant whose participation in this Plan terminates due to the termination of the Participant’s status as an Eligible Employee will be removed from the Plan by the Plan Manager and the Plan Manager will move all whole Common Shares held in the Plan to a book entry position in the name of Participant and sell any remaining fractional Common Shares. Unless Participant has made direct deposit arrangements with the Plan Manager, the Plan Manager will remit a check representing the proceeds of the fractional share sale, less any applicable sale fees and brokerage fees, to the Participant at the Participant’s address of record. Until the Plan Manager has moved the Common Shares out of the Plan, the Participant retains all rights described in Article IX.

8.2            Death. If a Participant’s employment is terminated because of death, the Participant’s funds and Common Shares shall be delivered to the Beneficiaries. The Participant may file a written designation of a Beneficiary who is to receive any cash and Common Shares credited to the Participant’s account under the Plan. If a Participant is married and the designated Beneficiary is not the Participant’s spouse, written spousal consent shall be required for the designation to be effective. If a Participant dies when the Participant has not validly designated a Beneficiary under the Plan, the Corporation shall deliver the Common Shares and cash to the executor or administrator of the estate of the Participant.

ARTICLE IX.      PARTICIPANT’S ACCOUNT WITH THE PLAN MANAGER

9.1            Powers. At the time of purchase of Common Shares by the Plan Manager pursuant to the Plan, each Participant for whose account funds were received immediately acquires full ownership of all Common Shares allocated to Participant’s account and may sell, assign, hypothecate, or otherwise deal with such Common Shares in the same manner as any other Common Shares the individual may own. All Common Shares are registered in the name of the Plan Manager (or the Plan Manager’s nominee) and remain so registered until delivery is requested. All Common Shares are held in uncertificated form.

9.2            Dividends and Stock Splits. The Participant’s account is credited with all dividends paid in respect to the full Common Shares and any fractional interest in Common Shares held in Participant’s account. All Participants will be enrolled automatically in the Corporation’s Dividend Reinvestment Plan (the “DRIP”) upon enrollment in this Plan. As a result, all cash dividends paid on a Participant’s Common Shares held in the Plan will be reinvested in Common Shares purchased through the DRIP and such purchases will be subject to the terms and conditions of the DRIP, including the payment of all brokerage fees and commissions. Any splits in respect of Common Shares held in the Participant’s account will be credited to the account without charge. Distribution of other securities and rights to subscribe are sold and the proceeds are handled in the same manner as a cash dividend.

9.3            Sale of Common Shares. The Participant may instruct the Plan Manager at any time to sell any or all of Participant’s full Common Shares and the fractional interest in Common Shares held in Participant’s account. Upon such sale, the Plan Manager will mail the Participant a check for the proceeds less the brokerage commission and any transfer taxes, registration fee or other normal charges which are payable by the Participant.

9.4            Statement. Each Participant receives a periodic statement from the Plan Manager describing activity in the account during the preceding month.

9.5            Notices. The Corporation will deliver or will cause the Plan Manager to deliver to each Participant as promptly as practicable, by mail or otherwise, all notices of meetings, proxy statements, and other material distributed by the Corporation to its shareholders. The full Common Shares in each Participant’s account are voted in accordance with the Participant’s signed proxy instructions duly delivered to the Plan Manager. There is no charge to the Participant for the Plan Manager’s retention or delivery of stock certificates or in connection with notices, proxies, or other such material.

ARTICLE X.      AMENDMENT OR TERMINATION OF PLAN

The Corporation reserves the right to discontinue the use of its payroll deduction facilities for this purpose at any time such action is deemed advisable in its judgment, and it also has the right to amend, suspend, or discontinue the Plan at any time. Any such amendment or termination will not result in the forfeiture of any funds deducted from the salary of any Participant or contribution by the Employer on behalf of any Participant, or of any Common Shares or fractional interest in Common Shares purchased for the Participant or any dividends or other distribution in respect of such Common Shares effective before the effective date of amendment or termination of the Plan. The Plan is not subject to the provisions of the Employee Retirement Income Security Act of 1974.

ARTICLE XI.      CERTAIN FEDERAL TAX CONSEQUENCES OF PARTICIPATION IN THE PLAN

11.1            U.S. Tax Law. The Employer’s contribution is treated as compensation to the Employee under present U.S. tax law, and the Employer withholds U.S. federal income and payroll taxes (and state and local taxes, where applicable) upon the basis of each Participant’s actual salary plus the Employer’s contribution under the Plan. Commissions paid by the Employer also are treated as compensation to the Participant, subject to the same withholding rules. The Plan is not qualified pursuant to Section 401(a) of the Internal Revenue Code. Dividends on all Common Shares purchased under the Plan also are subject to income taxes, but such taxes are not treated as compensation and are not withheld by the Corporation. Dividends will be reported on the Participant’s Form 1099-DIV. Participants generally will recognize taxable gain or loss upon the sale of Common Shares purchased under the Plan, measured by the difference between the Participant’s tax basis in such Common Shares and the sale proceeds. For purposes of determining such taxable gain or loss, the tax basis of such Common Shares generally is the purchase price of such Common Shares, including the portion of the purchase price contributed by the Employer.

11.2            Not Tax Advice. This discussion is not intended to be, and should not be construed as, tax advice to any Participant or Employee. Each Participant and Employee should obtain the advice of Participant’s own tax advisor concerning the effect of participation in the Plan on the Participant’s personal tax situation.

ARTICLE XII.      RESTRICTIONS ON RESALE

This Prospectus is not available for the resale of Common Shares acquired hereunder by persons who may be deemed to be Affiliates. Non-Affiliates may freely resell to the public any Common Shares acquired hereunder. Affiliates, however, may only resell pursuant to a separate registration statement and prospectus (which the Corporation has no intention of filing) or, assuming the availability thereof, pursuant to Securities and Exchange Commission Rule 144. Rule 144 contains a number of conditions to its use, including a requirement that the Corporation has filed all reports required by the Securities Exchange Act of 1934, a limitation on the number of Common Shares that may be sold in any given period of time, and a requirement that a form (Form 144) be filed at the time an order to sell is placed.

ARTICLE XIII.      MISCELLANEOUS

13.1            Governing Law. The provisions of the Plan shall be construed, administered, and governed under the laws of the State of Ohio, without giving effect to the principles thereof relating to conflict of law rules that would direct the application of the laws of another jurisdiction.

13.2            Legal Opinion. Legal matters in connection with the offering are being passed on by Vorys, Sater, Seymour and Pease LLP.